SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

MEMSIC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810
(Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810
(Mailing Address)

(978) 738-0900
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2011, the compensation committee of our board of directors made its annual salary determinations for 2011 and established a bonus plan for our executive officers for 2011. The compensation decisions made with respect to our executive officers were as follows:

Base salaries for 2011

The annual base salary of our Chief Executive Officer remained the same as the 2010 level. Effective January 1, 2011, the annual base salary of our President of North American and European Operations was set at $270,000, the annual base salary of our Vice President of Sales and Marketing and Business Development was increased from $180,000 to $190,000 and the annual base salary of our Chief Financial Officer was increased from $175,000 to $210,000.

Equity-based compensation

The compensation committee also authorized the award of equity-based compensation to our executive officers, as follows:

Executive Officer	Non-qualified stock options (shares)(1)	Restricted stock awards (shares)(2)	Restricted stock units (shares)(3)
Chief Executive Officer	200,000	140,000	--
President of North American and European Operations	100,000		60,000
Vice President of Sales and Marketing and Business Development	--	--	20,000
Chief Financial Officer	--	--	35,000

(1)
Consist of non-qualified stock options to purchase shares of our common stock granted under our 2007 Stock Incentive Plan having an exercise price equal to $3.41 per share. Options vest in four equal annual installments.

(2)
Represents shares of our common stock issued pursuant to a restricted stock award agreement under our 2007 Stock Incentive Plan. Award vests as follows: 87,500 shares on the first anniversary of the date of grant and 17,500 shares on each of the next three anniversaries of the date of grant.

(3)
Our compensation committee authorized the award of restricted stock units, consisting of the right to receive shares of our common stock upon vesting, the issuance of such awards to be contingent and effective upon the adoption by our board of directors and approval by our stockholders of an amendment to our 2007 Stock Incentive Plan to authorize the award of such restricted stock units. Such awards, if and when issued, will vest in equal annual installments over four years, commencing on April 4, 2011.

Executive officer bonus plan for 2011

Annual cash bonuses, if any, for our executive officers for 2011 will be awarded in an amount determined by our compensation committee in early 2012, based upon the committee’s judgment as to the extent to which stated company and individual performance goals have been met. The compensation committee retains discretion over the bonus plan and has the right to terminate it at any time. The 2011 executive officer bonus plan does not provide for the payment of a cash bonus to our Chief Executive Officer. The material terms of the 2011 executive officer bonus plan are as follows:

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The target bonus for 2011 for our President of North American and European Operations is $150,000. The amount of this target bonus that is ultimately earned will be based upon attainment, in the compensation committee’s judgment, of goals relating to our revenue and profitability and individual management objectives related to improving the efficiency of our operations.

•
The target bonus for 2011 for our Vice President of Sales and Marketing and Business Development is $100,000. The amount of this target bonus that is ultimately earned will be based upon attainment, in the compensation committee’s judgment, of goals relating to our revenue and profitability and achievement of individual management objectives related to key account development and business development initiatives.

•
The target bonus for 2011 for our Chief Financial Officer is $80,000. The amount of this target bonus that is ultimately earned will be based upon attainment, in the compensation committee’s judgment, of goals relating to our profitability and maintenance of effective control over our financial reporting and individual management objectives related to expense and inventory control and enhancement of our financial and tax planning and reporting functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/s/ PATRICIA NIU
Patricia Niu Chief Financial Officer

Date: April 8, 2011

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